EXHIBIT 99.1


                                  NEWS RELEASE

CONTACT:
Bob Aronson
Director of Investor Relations
(800) 579-2302


FOR IMMEDIATE RELEASE


          STAGE STORES, INC. ANNOUNCES SECOND QUARTER AND SIX MONTHS
                                  1998 RESULTS
                        ------------------------------

HOUSTON, TX, August 20, 1998 -- Stage Stores, Inc. (NYSE: SGE) today announced results for the second quarter and six months ended August 1, 1998.

Net sales for the second quarter of 1998 increased 14.2% to $271.8 million from $238.1 million for the same period last year. Comparable store sales decreased 5.0% during the quarter. Net income for the second quarter was $765,000, or $0.03 per share on a diluted basis, as compared to $6.2 million, or $0.25 per share on a diluted basis before extraordinary items, for the comparable period last year.

Net sales for the six months ended August 1, 1998 increased 26.8% to $544.6 million from $429.6 million for the comparable period last year. Comparable store sales decreased 1% for the six month period. Net income was $9.8 million, or $0.34 per share on a diluted basis, this year versus $13.3 million, or $0.54 per share on a diluted basis before extraordinary items, for the comparable period last year.

Carl E. Tooker, Chairman, President and Chief Executive Officer, stated, "The unrelenting and record breaking hot and dry weather was really the defining event of the quarter. As we have previously reported, customer traffic was negatively impacted and shopping and spending patterns were affected in a majority of our markets because of the extreme weather and ensuing drought conditions. The results that we are reporting today for the second quarter reflect just how difficult the quarter was."




                                     -more-

Stage Stores, Inc. Announces
SECOND QUARTER 1998 RESULTS
Page - 2


Mr. Tooker, continued, "We did have our share of accomplishments during the quarter. We successfully concluded the conversion of the final 36 Anthony stores, we completed the 15 store Tri-North lease purchase, we received final approval of our credit card bank charter application from the Office of the Comptroller of the Currency and opened 18 organic stores while expanding into three new states."

Mr. Tooker, concluded, "We are committed to our concept and strategies and believe that our future prospects are strong. Although sales trends to date in the third quarter have improved somewhat from those reported in the second quarter, we continue to remain cautious regarding the impact that the adverse conditions which we experienced for much of the second quarter will have on the fall season and next year."

Stage Stores, Inc. brings nationally recognized brand name family apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the central United States. The company operated 630 stores in 28 states at the end of the second quarter, primarily under the Stage, Bealls and Palais Royal trade names.

Any statements in this press release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in periodic reports filed by the Company with the Securities and Exchange Commission that the Company urges investors to consider.

                               (Tables to follow)

                                   STAGE STORES, INC.
                       CONSOLIDATED CONDENSED STATEMENT OF INCOME
                        (in thousands, except per share amounts)
                                       (unaudited)

                                                  Three Months Ended           Six Months Ended
                                                ----------------------      ---------------------
                                                 8/1/98         8/2/97       8/1/98        8/2/97
                                                --------       -------      --------      --------
Net sales ..................................   $ 271,805     $ 238,137     $ 544,593     $ 429,649
Cost of sales and related
  buying, occupancy and
  distribution expenses ....................     189,566       164,235       375,129       293,822
                                               ---------     ---------     ---------     ---------

Gross profit ...............................      82,239        73,902       169,464       135,827

Selling, general and administrative expenses      67,853        53,405       129,483        94,663
Store opening and closure
  costs ....................................       1,708           761         2,025           904
                                               ---------     ---------     ---------     ---------

Operating income ...........................      12,678        19,736        37,956        40,260


Interest, net ..............................      11,423         9,449        21,890        18,391
                                               ---------     ---------     ---------     ---------

Income before income tax and
  extraordinary item .......................       1,255        10,287        16,066        21,869

Income tax expense .........................         490         4,041         6,266         8,529
                                               ---------     ---------     ---------     ---------

Income before extraordinary
  item .....................................         765         6,246         9,800        13,340
Extraordinary item - early
  retirement of debt .......................        --         (17,380)         --         (17,380)
                                               ---------     ---------     ---------     ---------

Net income (loss) ..........................   $     765     $ (11,134)    $   9,800     $  (4,040)
                                               =========     =========     =========     =========

BASIC EARNINGS (LOSS) PER
  COMMON SHARE DATA:

Basic earnings per common
  share before extraordinary item ..........   $    0.03     $    0.25     $    0.35     $    0.55
Extraordinary item - early
  retirement of debt .......................        --           (0.70)         --           (0.72)
                                               ---------     ---------     ---------     ---------
Basic earnings (loss) per
common share ...............................   $    0.03     $   (0.45)    $    0.35     $   (0.17)
                                               =========     =========     =========     =========

Basic weighted average common
  shares outstanding .......................      27,874        24,841        27,833        24,066
                                               =========     =========     =========     =========

DILUTED EARNINGS (LOSS) PER
COMMON SHARE DATA:

Diluted earnings per common
  share before extraordinary item ..........   $    0.03     $    0.25     $    0.34     $    0.54
Extraordinary item - early
  retirement of debt .......................        --           (0.69)         --           (0.70)
                                               ---------     ---------     ---------     ---------
Diluted earnings (loss) per
  common share .............................   $    0.03     $   (0.44)    $    0.34     $   (0.16)
                                               =========     =========     =========     =========

Diluted weighted average
  common shares outstanding ................   $  28,582     $  25,478     $  28,569     $  24,688
                                               =========     =========     =========     =========

Comparable store sales data ................        (5.0%)         5.7%         (1.0%)         5.3%

                               STAGE STORES, INC.,
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                 (in thousands)
                                   (unaudited)


                                   8/1/98     1/31/98    8/2/97
                                  --------   --------   --------
              ASSETS
Cash and cash equivalents .....   $ 18,890   $ 23,315   $ 18,929
Undivided interest in accounts
  receivable trust ............     57,285     61,211     51,822
Merchandise inventories, net ..    384,157    303,115    258,488
Other current assets ..........     94,752     78,205     58,393
                                  --------   --------   --------
      Total current assets ....    555,084    465,846    387,632

Fixed assets, net .............    216,621    171,654    138,383
Goodwill, net .................     94,019     95,486     87,033
Other assets ..................     23,873     26,410     49,629
                                  --------   --------   --------
                                  $889,597   $759,396   $662,677
                                  ========   ========   ========

  LIABILITIES AND STOCKHOLDERS'
   EQUITY
Accounts payable ..............   $108,674   $ 91,799   $ 66,638
Other current liabilities .....    104,259     55,983     59,379
                                  --------   --------   --------
      Total current liabilities    212,933    147,782    126,017

Long-term debt including credit
  facilities ..................    450,015    395,248    356,877
Other long-term liabilities ...     10,501     11,288     19,048
                                  --------   --------   --------
      Total liabilities .......    673,449    554,318    501,942

Stockholders' equity ..........    216,148    205,078    160,735
                                  --------   --------   --------
                                  $889,597   $759,396   $662,677
                                  ========   ========   ========

                               STAGE STORES, INC.
                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                             Six Months Ended
                                                       -------------------------
                                                           8/1/98        8/2/97
                                                       ------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income .........................................   $   9,800    $  (4,040)
  Adjustments to net income:
    Depreciation and amortization ....................      14,411        8,003
    Other ............................................         513       17,744
    Amortization of debt issue costs and accretion
      of discount ....................................       1,732        1,595
  Changes in working capital .........................     (78,067)       7,327
                                                         ---------    ---------
      Net cash provided by (used in) operating
        activities ...................................     (51,611)      30,629
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions, net of cash acquired .................        --         (4,996)

  Additions to fixed assets ..........................     (56,837)     (20,797)
                                                         ---------    ---------
      Net cash used in investing activities ..........     (56,837)     (25,793)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from working capital facility .............     103,500        5,000
  Proceeds from issuance of common stock .............         715          224
  Proceeds from long-term debt .......................        --        299,720
  Payments on long-term debt .........................        (192)    (296,805)
  Additions to debt issue costs ......................        --        (12,332)
                                                         ---------    ---------
      Net cash provided by (used in) financing
        activities ...................................     104,023       (4,193)
                                                         ---------    ---------

  Net decrease in cash and cash equivalents ..........      (4,425)         643

  Cash and cash equivalents:
    Beginning of period ..............................      23,315       18,286
                                                         =========    =========
    End of period ....................................   $  18,890    $  18,929
                                                         =========    =========